UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 29, 2013

CirTran Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-49654	68-0121636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4125 South 6000 West
West Valley City, Utah		84128
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 963-5112

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Between May 23 and May 29, 2013, YA Global Investments, L.P., and its assigns converted an aggregate of $362,876 in amounts due under outstanding convertible debentures originally issued to YA Global’s predecessor-in-interest in 2005 and 2006, and subsequently amended, restated, and consolidated, to 362,876,000 shares of CirTran Corporation’s common stock at the conversion price set forth in the debentures.

In each of the above transactions, the convertible debentures exchanged for the common stock issued had been issued as restricted securities taken for investment with a restrictive legend to the effect that such securities were restricted.  The issuance of the original securities was effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act of 1933 as transactions not involving any public offering.  The issuance of the common stock in exchange for such previously issued debt securities was effected in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act for any security exchanged by the issuer with its existing securities holders when no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

As a result of all of the foregoing transactions, as of May 29, 2013, CirTran Corporation had an aggregate of 3,603,041,910 shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CirTran Corporation

Dated: June 17, 2013	By:	/s/ Iehab J. Hawatmeh
Iehab J. Hawatmeh, President

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